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                                                                    EXHIBIT 99.1
                             THE ADVEST GROUP, INC.

          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 20, 2000


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                     PROXY


The undersigned hereby appoint(s) Grant W. Kurtz, Lee G. Kuckro and David A. Horowitz, and each of them, with or without the others, proxies, with full power of substitution, to vote on the following matters as directed hereon and in their discretion upon such other business as may properly come before the meeting, all shares of stock of The Advest Group, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be held at the Court Room of the Old State House, 800 Main Street, Hartford, Connecticut 06103, on Monday, November 20, 2000, at 4:30 p.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement/Prospectus for such meeting, receipt of which is hereby acknowledged.


1. To approve and adopt the Agreement and Plan of Merger, dated as of August 23, 2000, among The MONY Group Inc., a Delaware corporation, MONY Acquisition Corp., a Delaware corporation, and The Advest Group, Inc., and the transactions contemplated thereby, including the merger of Advest with and into MONY Acquisition Corp. upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the enclosed Proxy Statement/Prospectus.

2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the meeting.

THIS PROXY, WHEN PROPERLY SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S).
IF NO DIRECTION IS MADE, ALL PROPERLY SUBMITTED PROXIES WILL BE VOTED "FOR" THE PROPOSALS LISTED.

IMPORTANT: THIS CARD MUST BE DATED AND SIGNED ON THE REVERSE SIDE AND RETURNED PRIOR TO THE MEETING TO BE EFFECTIVE.
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[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE


                             THE ADVEST GROUP, INC.

1.   Approval and adoption of the Agreement and Plan of Merger, dated as of August 23, 2000, among The MONY Group Inc., a
     Delaware corporation, MONY Acquisition Corp., a Delaware
     corporation, and The Advest Group, Inc., and the                FOR            AGAINST        ABSTAIN
     transactions contemplated thereby, including the merger of      [ ]            [ ]            [ ]
     Advest with and into MONY Acquisition Corp. upon the terms and subject to the conditions set forth in the merger
     agreement, as more fully described in the enclosed Proxy
     Statement/Prospectus.
2.   In their discretion, upon any other business that may
     properly come before the meeting.
3.   Check here if you will attend the meeting.  [ ]
4.   Check here if address change is noted.  [ ]

Signature(s):________________________________________________ Dated: ___________________, 2000

NOTE: Please sign exactly as name appears hereon. Joint Owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


              O  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE  O


INSTRUCTIONS FOR VOTING YOUR PROXY

THE ADVEST GROUP, INC. is offering stockholders of record three alternative ways of voting your proxies:

     - BY TELEPHONE (using a touch-tone telephone)
     - THROUGH THE INTERNET (using a browser)
     - BY MAIL (traditional method)

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m. Eastern time on November 17,
2000.

- This method of voting is available for residents of the U.S. and Canada.

- On a touch tone telephone, call TOLL FREE 1-800-849-5629, 24 hours a day, 7 days a week.

- You will be asked to enter ONLY the CONTROL NUMBER shown below.

- Have your proxy card ready, then follow the simple instructions.

- Your vote will be confirmed and cast as you directed.

INTERNET VOTING Available only until 5:00 p.m. Eastern time on November 17,
2000.

- Visit our internet voting Website at HTTP://PROXY.GEORGESON.COM.

- Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

- You will incur only your usual internet charges.

VOTING BY MAIL

- Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

- IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.


           COMPANY NUMBER                               CONTROL NUMBER